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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                        EYE CARE CENTERS OF AMERICA, INC.

                                    ARTICLE I

                                     OFFICES

      Section 1. Principal Office. The principal office of the Corporation shall be in San Antonio, Texas.

      Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

      Section 1. Time and Place of Meeting. All meetings of the shareholders shall be held at such time and at such place within or without the State of Texas as shall be determined by the Board of Directors.

      Section 2. Annual Meeting. In the absence of an earlier meeting at such time and place as the Board of Directors shall specify, annual meetings of the shareholders shall be held on __________ of each year, if not a legal holiday, and if a legal holiday, then on the next full business day following, at 11:00 a.m., or such other date and time as designated by the Board of Directors, at which the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

      Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the President or the Board of Directors, and shall be called by the President or Secretary at the request in writing of the holders of not less than ten percent (10%) of all the shares issued, outstanding and entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

      Section 4. Notice. Written or printed notice stating the place, day and hour of any meeting of shareholders, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the
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Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, to the shareholder at such shareholder's address as it appears on the stock transfer books of the Corporation.

      Section 5. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such record date to be not less than ten (10) nor more than sixty (60) days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

      Section 6. List of Shareholders. The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any such shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meetings of shareholders.

      Section 7. Quorum. The holders of a majority of the issued and outstanding shares and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Texas Business Corporation Act (herein called the "Act"). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

      Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares present or represented by proxy at such meeting and entitled to vote shall be the act of the shareholders, unless the vote of a different number is required by the Act (after giving effect to relevant provisions of the Restated Articles of Incorporation), the Restated Articles of Incorporation or these Amended and Restated By-Laws.


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      Section 9. Proxy. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share having voting power held by such shareholder. Every proxy must be executed in writing by the shareholder or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a proxy executed by the shareholder, shall be treated as an execution in writing for purposes of this Section 9. No proxy shall be valid after eleven
(11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

      Section 10. Action by Written Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all, or such lesser number as permitted by relevant provisions of the Restated Articles of Incorporation, of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a consent in writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this Section 10.

      Section 11. Meetings by Conference Telephone. Shareholders may participate in and hold meetings of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business son the ground that the meeting is not lawfully called or convened.

                                   ARTICLE III

                                    DIRECTORS



      Section 1. Number of Directors. The number of directors of the Corporation shall be at least one and no more than ____. The number of directors may be increased or decreased from time to time by amendment of these Amended and Restated By-Laws or a resolution duly adopted by the Board of Directors, but no decrease shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Texas.


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      Section 2. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of such director's predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled only by an election by the shareholders at an annual meeting or at a special meeting of shareholders called for that purpose. At any annual meeting of shareholders, or any special meeting called for such purpose, any director may be removed from office, for or without cause, by the vote of the shareholders of a majority of the shares entitled to vote at the meeting called for such purpose, even though his term may not have expired.

      Section 3. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by the Act, the Restated Articles of Incorporation or by these Amended and Restated By-Laws directed or required to be exercised or done by the shareholders.

      Section 4. Place of Meetings. Meetings of the Board of Directors, both regular and special, may be held either within or without the State of Texas.

      Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of the shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

      Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

      Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the President on two days' notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of any two directors.

      Section 8. Quorum. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by Section 1 of this Article shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Restated Articles of Incorporation or these Amended and Restated By-Laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until such quorum shall be present.


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      Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate committees, each committee to consist of one or more directors, which committees shall have such authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

      Section 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

      Section 11. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

      Section 12. Meetings by Conference Telephone. Members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transactions of any business on the ground that the meeting is not lawfully called or convened.

      Section 13. Resignations. Each director shall have the right to resign at any time upon written notice of such resignation to the President or Secretary of the Corporation. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make the same effective.

                                   ARTICLE IV

                                     NOTICES

      Section 1. Form of Notice. Whenever under the provisions of the Act, the Restated Articles of Incorporation or these Amended and Restated By-Laws, notice is required to be given to any shareholder or director, and no provision is made as to how much such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail


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shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

      Section 2. Waiver. Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of the Act, the Restated Articles of Incorporation or these Amended and Restated By-Laws, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

                                    ARTICLE V

                                    OFFICERS

      Section 1. In General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, President, a Secretary and a Treasurer. The Board of Directors may also, if it chooses to do so, elect one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall also be officers. Two or more officers may be held by the same person.

      Section 2. Election. The Board of Directors at its first meeting after such annual meeting of the shareholders shall elect a Chairman of the Board who shall be a member of the Board, but the other officers need not be members of the Board. The Board of Directors may appoint such other officers and agents as it shall deem necessary and may determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed, for or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

      Section 3. Chairman. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and the Board of Directors and shall have such other powers as may from time to time be assigned by the Board of Directors.

      Section 4. President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors in the absence of the Chairman of the Board, and shall have the general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the prior approval of the Board of Directors, the President shall execute all contracts, mortgages, conveyances, or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.

      Section 5. Vice President. The Vice President or if there be more than one, the Vice Presidents in the order of their seniority in any other order determined by the Board of Directors,


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shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

      Section 6. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any other committees of the Board when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall carry out such duties. The Secretary shall keep in safe custody the seal of the Corporation.

      Section 7. Assistant Secretary. Any Assistant Secretary shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

      Section 8. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board or whenever they may require it, an account of all such transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as may be prescribed the Board of Directors or the President.

      Section 9. Assistant Treasurer. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

      Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form and shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state upon the face thereof the holder's name, the number, class of shares, and the par value of the shares or a statement that the shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof if the Corporation shall then have a seal. If any


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certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificates or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

      Section 2. Lost Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

      Section 3. Transfer of Shares. Shares of stock shall be transferrable only on the books of the Corporation by the holder thereof in person or by such holder's duly authorized attorney and, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                               GENERAL PROVISIONS

      Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act of the Restated Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and


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payments of dividends shall be in strict compliance with all applicable laws of the Restated Articles of Incorporation. The Board of Directors may fix in advance a record date for the purposes of determining shareholders entitled to receive payment of any dividend, such record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

      Section 2. Fiscal Year. The fiscal year of the Corporation shall be __________________ unless otherwise determined and fixed by resolution of the Board of Directors.

      Section 3. Seal. The Corporation shall have a seal and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

      Section 4. Annual Statement. The Board of Directors shall present at each annual meeting, and when called for by vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                  ARTICLE VIII

                                    INDEMNITY

      Section 1. Indemnification. The Corporation shall indemnify its directors and officers from and against any and all liabilities, costs and expenses incurred by them in such capacities and shall advance expenses to its directors and officers, all to the fullest extent permitted by the Act, as presently in effect and as may able hereafter amended. The Corporation shall also have the power to purchase and maintain liability insurance coverage for those persons or make and maintain other arrangements on such persons' behalf as, and to the fullest extent permitted by the Act, as presently in effect and as may be hereafter amended. The Corporation shall pay or reimburse, in advance, reasonable expenses incurred by a director who was, is or is threatened to be made a named defendant or respondent in a proceeding, without the authorization or determination specified in the Act, after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act and a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that indemnification that he has not met that standard or if it is ultimately determined that indemnification that he has met that standard or if it is ultimately determined that indemnification of a director against expenses incurred by him in connection with that proceeding is prohibited by the Act.

      Section 2. Indemnification Not Exclusive. The rights of indemnification and reimbursement provided for in Section 1 of this Article shall not be deemed exclusive of any


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other rights to which such director or officer may be entitled under the
Restated Articles of Incorporation, any by-laws, agreement, vote of shareholders, or as a matter of law or otherwise.

                                   ARTICLE IX

                                     BY-LAWS

      Section 1. Amendments. These Amended and Restated By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular meeting or at any special meeting called for that purpose.

      Section 2. When By-Laws Silent. It is expressly recognized that when the By-Laws are silent as to the manner of performing any corporate function, the provisions of the Act shall control.


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